Notice of Grant of Market Stock Units and Market Stock Unit Award Agreement	Hologic, Inc. ID: 04-2902449 35 Crosby Drive Bedford, MA 01730

Grantee Name	Plan: 2008 Equity Incentive Plan (the “Plan”)

Effective           , you (the “Grantee”) have been granted an award of           market stock units (“MSUs”) of Hologic, Inc. (the “Company”). The MSUs are granted pursuant to the terms and conditions of the Plan, referenced above, and the market stock unit award agreement (the “MSU Award Agreement”) provided herewith.

Subject to the terms and conditions of the MSU Award Agreement and the Plan, and achievement of the performance targets set forth in the 2012 Long-Term Performance Program (“2012 LTP Overview”), the MSUs will vest on the third anniversary of the grant date (the “Restriction Lapse Date”), entitling you to receive one share of the Company’s common stock for each MSU so vested.

By your signature and the Company's signature below, you and the Company agree that these MSUs are granted under and governed by the terms and conditions of the Plan and the MSU Award Agreement.

Hologic, Inc.	Date

Electronic Signature	Acceptance Date

Hologic, Inc.

Market Stock Unit Award Agreement

Market Stock Unit Award Agreement (the “Award Agreement”) pursuant to the Hologic, Inc. 2008 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

WITNESSETH:

WHEREAS, the Company and the Grantee desire to enter into an agreement whereby the Company will grant the Grantee Market Stock Units (“MSUs”) in respect of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), as set forth in the Notice of Grant of Market Stock Units to which this Award Agreement is attached (the “Award Notice”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee agree as follows:

1.          Grant of MSUs. Pursuant to the terms and conditions of this Award Agreement and the Plan (which is incorporated herein by reference), the Company hereby grants to the Grantee the number of MSUs as provided in the Award Notice. The shares of Common Stock covered by these MSUs are sometimes hereinafter referred to as the “MSU Shares”.The number and class of securities and vesting schedule of the MSUs are subject to adjustment as set forth in this Award Agreement, the Plan and the 2012 LTP Overview. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

2.          Market Stock Units. Each MSU entitles the Grantee to receive from the Company one share of Common Stock for each MSU Share vested as of a Vesting Date (as defined below) in accordance with the terms of this Award Agreement and the Plan. As soon as practical after a Vesting Date, the Company shall deliver the MSU Shares which have vested on that date.

3.          Vesting. Subject to achievement of the performance targets set forth in the 2012 LTP Overview, the MSUs granted hereby will vest on the earlier to occur of (i) the third anniversary of the Grant Date as provided in the Award Notice, or (ii) the termination of the Grantee’s Service (as defined below) as a result of the death or Permanent Disability (as defined in Section 22(e)(3) of the Code) of the Grantee, provided that in each such case the Grantee has remained in continuous Service through such date or termination, as applicable (the “Vesting Date”). The calculation of the number of MSUs that will vest on the Vesting Date is based upon the price of the Company’s Common Stock, as specified in the 2012 LTP Overview, which is incorporated in this document by reference. In the event and to the extent that any MSUs granted or otherwise eligible to be issued hereunder do not vest on the Vesting Date, including the failure of the price of the Company’s Common Stock to equal or exceed the threshold price of the Company’s Common Stock, in accordance with this Award Agreement and the 2012 LTP Overview, then such MSUs shall be immediately forfeited. In the event and to the extent that the threshold price of the Company’s Common Stock is exceeded based on the calculation described in the 2012 LTP Overview, then an additional number of MSUs will vest as provided in the 2012 LTP Overview; provided, however, that in no event shall the number of MSUs that vest on the Vesting Date exceed 200% of the number of MSUs granted under this Award Agreement without regard to any adjustments provided by the 2012 LTP Overview. For purposes of this Agreement, the term “Service” shall mean service as a Service Provider to the Company; and the term “Service Provider” shall mean an employee, officer or director of the Company or an Affiliate of the Company or a consultant currently providing services to the Company or an Affiliate of the Company. Whether a termination of Service shall have occurred for purposes of this Agreement shall be determined by the Company, which determination shall be final, binding and conclusive. If the Grantee’s Service is terminated prior to the Vesting Date, then the unvested MSUs shall terminate and Grantee shall have no further rights hereunder.

4.          Nontransferability. The MSUs granted pursuant to this Agreement may not be transferred without the consent of the Company, other than by will or the laws of descent and distribution.

5.          No Rights Other Than Those Expressly Created. Neither this Award Agreement, the MSUs, nor any action taken hereunder shall be construed as (i) giving the Grantee any right to be retained in the Service of, or continue to be affiliated with, the Company, (ii) giving the Grantee any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Grantee and the Company. As to any claim for any unpaid amounts or distributions under this Award Agreement, any person having a claim for payments shall be an unsecured creditor. The Grantee shall not have any of the rights of a stockholder with respect to any MSU Shares until such time as the underlying MSU has been vested and the MSU Shares have been issued.

6.          Compliance with Laws.

(a)          Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect or withhold income or other taxes from Grantee upon the Vesting Date or at some other time. The Company may require, upon the Vesting Date, or demand, at such other time as it may consider appropriate, that the Grantee pay the Company the amount of any taxes which the Company may determine is required to be collected or withheld, and the Grantee shall comply with the requirement or demand of the Company.

(b)          Securities Law Compliance. Upon vesting (or partial vesting) of the MSUs granted hereunder, the Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the MSU Shares in compliance with the provisions of applicable federal or state securities laws. The Company, in its discretion, may postpone the issuance and delivery of MSU Shares until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Company may consider appropriate. In addition, the Company may require that prior to the issuance or transfer of MSU Shares, the Grantee enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. The MSU Shares issued hereunder may be legended to reflect such restrictions.

(c)          General. No MSU Shares shall be issued upon vesting of an MSU granted hereunder unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such MSU Shares.

7.          Miscellaneous.

(a)          409A Compliance. The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the issuance of stock hereunder as it reasonably deems necessary to comply with Section 409A of the Code and interpretative guidance thereunder.

(b)          Discretion of the Committee. Unless otherwise explicitly provided herein, the Board of Directors of the Company, or an authorized committee thereof, shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Award Agreement and the underlying MSUs, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding on and conclusive to the Company and the Grantee.

(c)          Amendment. This Award Agreement may only be modified or amended by a writing signed by both parties.

(d)          Notices. Any notices required to be given under this Award Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Company:

Hologic, Inc.

35 Crosby Dr.

Bedford, MA 01730

Attention: Chief Financial Officer

if to the Grantee:

As set forth in the records of the Company

or to such other address as either party may designate under the provisions hereof.

(e)         Entire Agreement. This Award Agreement shall supersede in its entirety all prior undertakings and agreements of the Company and Grantee, whether oral or written, with respect to the MSUs granted hereunder; provided however that nothing herein shall supersede any prior written employment agreement, change of control agreement or other similar written agreement (“Prior Agreement”), if any, that may provide, in certain circumstances, for acceleration of vesting of equity awards granted to the Grantee. For the avoidance of doubt, the parties hereby confirm that the MSUs granted hereunder shall be considered and treated restricted stock under any such Prior Agreement for purposes of determining whether any such vesting is accelerated, and the amount of shares that vest pursuant to this MSU shall be calculated as set forth in the 2012 LTP Overview.

(f)          Successors and Assigns. The rights and obligations of the Company under this Award Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

(g)         Applicable Law; Severability. All rights and obligations under this Award Agreement shall be governed by the laws of the State of Delaware. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Award Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Award Agreement shall nevertheless remain in full force and effect.

(h)         Paragraph Headings; Rules of Construction. The paragraph headings used in this Award Agreement are for convenience or reference, and are not to be construed as part of this Award Agreement. The parties hereto acknowledge and agree that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Award Agreement.

(i)          Electronic Copies. The Company may choose to deliver certain materials relating to the Plan in electronic form. By accepting this Award Agreement, the Grantee consents and agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format. If at any time Grantee would prefer to receive paper copies of these documents, the Company will provide such copies upon request.

(j)          No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party, unless explicitly provided for herein. No single or partial exercise of any right, power or remedy under this Award Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

(k)         Counterparts. The Award Notice to which this Award Agreement is a part may be executed in multiple counterparts, including by electronic or facsimile signature, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.